                                                                    EXHIBIT 99.1

                                         [LOGO]

             COMPANY CONTACT:         VION PHARMACEUTICALS, INC.
                                      Alan Kessman, Chief Executive Officer
                                      Howard B. Johnson, President
                                      (203) 498-4210 phone

                   VION ANNOUNCES COMPLETION OF ACCRUAL TO ITS
             PHASE II CLINICAL TRIAL OF CLORETAZINE(TM) (VNP40101M)
                            IN AML AND HIGH-RISK MDS

NEW HAVEN, CT, APRIL 19, 2005 - VION PHARMACEUTICALS, INC. (NASDAQ SMALLCAP:
VION) announced today that the Phase II single agent trial of its anticancer agent CLORETAZINE(TM) (VNP40101M) in acute myeloid leukemia (AML) and high-risk myelodysplastic syndromes (MDS) has been closed to new patient accrual.

The trial is designed to determine the response rate of CLORETAZINE(TM)
(VNP40101M) as a single agent in two distinct patient groups: Group A consisting of patients with AML and high- risk MDS who are at least 60 years old and have not received prior chemotherapy; and Group B consisting of patients of any age with AML who have relapsed after a complete remission (CR) of less than twelve months. Initial data from this trial was recently presented at the 6th
International Symposium and Workshop on Leukemia and Lymphoma in Amsterdam, The
Netherlands.

The trial will close to new accrual with over 100 patients on Group A and 54 patients on Group B. The Company recently initiated a randomized, placebo-controlled Phase III clinical trial of CLORETAZINE(TM) (VNP40101M) in combination with Ara-C in patients with AML who have relapsed after a CR of more than three months but less than twenty-four months. In order to facilitate rapid accrual to this Phase III trial in a similar patient population, the Company decided to discontinue accrual to Group B of the Phase II single agent trial.

Ann Cahill, Vice President, Clinical Development, said "We are extremely pleased with the patient accrual to this Phase II study, having reached the target accrual for Group A in approximately one year. As the Phase II single agent data matures over the next few months, we will analyze the results for additional
CLORETAZINE(TM) (VNP40101M) opportunities. At the same time, we will maintain our focus on rapid accrual to the Phase III trial in relapsed AML."

Vion Pharmaceuticals, Inc. is developing novel agents for the treatment of cancer. Vion has two agents in clinical trials: CLORETAZINE(TM) (VNP40101M), a unique sulfonylhydrazine alkylating agent is being evaluated in four clinical trials, including a Phase III trial in combination with Ara-C in relapsed acute myeloid leukemia, and Triapine(R), a potent inhibitor of a key step in DNA synthesis, is being evaluated in combination with gemcitabine in a Phase II trial in pancreatic cancer and additional Phase I and II trials sponsored by the
National Cancer Institute. In preclinical studies, Vion is evaluating KS119 and
KS119W, hypoxia-selective compounds from the sulfonylhydrazine class, and heterocyclic hydrazones. The Company is also seeking development partners for
TAPET(R), its modified Salmonella vector used to deliver anticancer agents directly to tumors. For additional information on Vion and its product development programs, visit the Company's Internet web site at
www.vionpharm.com.

This news release contains forward-looking statements. Such statements are subject to certain risk factors which may cause Vion's plans to differ or results to vary from those expected, including Vion's ability to secure external sources of funding to continue its operations, the inability to access capital and funding on favorable terms, continued operating losses and the inability to continue operations as a result, its dependence on regulatory approval for its products, delayed or unfavorable results of drug trials, the possibility that favorable results of earlier clinical trials are not predictive of safety and efficacy results in later clinical trials, the need for additional research and testing, and a variety of other risks set forth from time to time in Vion's filings with the Securities and Exchange Commission, including but not limited to the risks discussed in Vion's Annual Report on Form 10-K for the year ended
December 31, 2004. Except in special circumstances in which a duty to update arises under law when prior disclosure becomes materially misleading in light of subsequent events, Vion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.